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CONTACT:         Investor Relations Department
                 919-466-5492
                 investorrelations@spectrasite.com
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             SPECTRASITE BOARD APPROVES 2 FOR 1 FORWARD STOCK SPLIT



CARY, NC, AUGUST 4, 2003 - SpectraSite, Inc. (Ticker Symbol: SPCS.OB), announced today that its board of directors unanimously approved a 2 for 1 forward stock split of the Company's common stock.


The forward split will affect all stockholders of record as of August 14, 2003, and the split will be effective on August 21, 2003.


In addition, each of the Company's outstanding warrants will be adjusted to reflect the forward split. Effective on the record date, each warrant will entitle its holder to purchase two shares of the Company's common stock at an aggregate exercise price of $32.00.


ABOUT SPECTRASITE, INC.


SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At March 31, 2003, SpectraSite owned or operated over 18,000 sites, including 7,488 towers primarily in the top 100 markets in the United States, SpectraSite's customers are leading wireless communications providers and broadcasters, including AT&T Wireless, ABC Television, Cingular, Nextel, Paxson Communications, Sprint PCS, Verizon Wireless and T-Mobile.



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